UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 27, 2008

                           --------------------------

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of Registrant as specified in its charter)


   California                                                  46-0476193
(State or other        (Commission File Number)             (I.R.S. Employer
jurisdiction of                                         Identification Number)
 incorporation)


         27710 Jefferson Avenue
              Suite A100
         Temecula, California                                   92590
(Address of principal executive offices)                     (Zip code)


       Registrant's telephone number, including area code: (951) 694-9940


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into Material Definitive Agreement.

     The Board of Directors (the "Board") of Temecula Valley Bancorp Inc. (the "Company") previously approved, subject to shareholder approval, amendments to the Company's 2004 Stock Incentive Plan (the "2004 Plan") that would (i) increase the number of shares of the Company's common stock that may be delivered pursuant to awards granted under the 2004 Plan by an additional 500,000 shares, (ii) provide that no options can be granted at less than fair market value, (iii) modify the definition of fair market value, and (iv) limit the number of options that may be granted to any one person each year. According to the preliminary results from the Company's annual shareholders meeting held on May 27 2008, the Company's shareholders approved these amendments to the 2004 Plan. The foregoing description of the amendments is qualified in its entirety by reference to the text of the amended version of the 2004 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.


Item 9.01 - Financial Statements and Exhibits.

       (a)  Financial Statements of Businesses Acquired. Not applicable.

       (b)  Pro Forma Financial Information. Not applicable.

       (c)  Shell Company Transactions. Not applicable.

       (d)  Exhibits.

       Exhibit No.            Description
       -----------            -----------

       10.1                   Amended and Restated 2004 Stock Incentive Plan


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TEMECULA VALLEY BANCORP INC.


Date:  May 28, 2008                  By: /s/ STEPHEN H. WACKNITZ
                                         -------------------------------------
                                         Stephen H. Wacknitz
                                         Chief Executive Officer and President